EXHIBIT 99

FORM 3 JOINT FILER INFORMATION

Name:         Satellite Overseas (Holdings) Limited
Address:   7 Hill Street, Douglas, Isle of Man, 1M1EF
Designated Filer:               Cadila Pharmaceuticals Ltd
Issuer and Ticker Symbol:       Novavax, Inc. [NVAX]

Date of Event Requiring Statement:     March 31, 2009

Signature:
Satellite Overseas (Holdings) Limited

By: /s/ Rajiv I. Modi
Name: Dr. Rajiv I. Modi
Title:   Director